EXHIBIT 10.8
                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement") is made by and between SAMARITAN PHARMACEUTICALS, INC. a Nevada Corporation ("Company") and Eugene Boyle, an individual ("Executive"), as of January 1, 2001 (the "Effective Date"), who agree as follows:

1.       Recitals.         This Agreement is made with reference to the
following material facts:

         1.1 Executive is presently employed by Company pursuant to an oral agreement.

         1.2 The parties desire to continue Executive's employment with the Company pursuant to the written agreement set forth herein.

2.       Employment.
         ----------

         2.1 Company hereby engages and employs Executive in the capacity of Chief Financial Officer (CFO) as of the Effective Date (the "Employment"). The Company's Board of Directors (the "Board") may also provide such additional designations of title to Executive, as the Board, in its discretion, may deem appropriate. Executive agrees to perform the executive duties and functions customarily associated with the offices of Chief Financial Officer (CFO) and as specified from time to time by the Board.

         2.2 Except for legal holidays, vacations and absences due to temporary illness or as otherwise permitted pursuant to company policy, Executive shall devote a majority of his time, attention and energies to the business of the Company. Executive represents and warrants to the Company that he is under no restriction, limitation or other prohibition to perform his duties as described herein.

3.       Term.    The term of this Agreement (the "Term"),  shall commence on the Effective Date hereof and shall continue for a period of five (5) years thereafter unless terminated earlier as provided hereinafter.

4.       Compensation.
         ------------

         4.1. Base Salary. Executive's initial salary shall be $240,000 per annum. This salary level will be reviewed at least annually by the Board, but will not be reduced without Executive's prior written consent. This annual salary of $240,000 shall be payable in equal bi-weekly installments before deductions for employment taxes and other deductions mandated by law. The amount of unpaid salary may be paid and mandated only upon determination by the Employee and not by the Employer, at any time, in stock or converted to shares of Common Stock of the Company. The amount of stock issued shall equal to the amount due divided by the lowest close price of the stock quoted on the exchange or medium where the stock is trading, for the period for which the salary has been earned divided by one mines the current discount rate for restricted stock offered by the company (1- Rdiscount). Additionally, prior to the end of each year of employment and commencement of the next year of employment under this Agreement, the parties agree to mutually set an increase in the then Annual Salary considering such factors as performance, cash flow, increases to other members of management, revenues and other considerations, of not less that 5% of the prior year salary.

         4.2 Bonus. The Executive shall receive bonus payments in accordance with the following schedule: Starting with market capitalization of $12,500,000 and every $6,250,000 increment thereafter, the Executive shall receive .001% of the issue and outstanding Common Stock number of warrants at the fair market price of the stock when the market capitalization is reach. The term of the warrants shall be 10 years from the issuance date. The Warrants shall also contain a "cashless exercise" feature, a "reload" feature, and "piggyback registration" rights.

         4.3 Incentive Stock Options. The Executive shall receive a guaranteed annual grant of Incentive Stock Options not less than the greater of 250,000 options or two percent (2%) of the issued and outstanding Common Stock to be paid starting on the signing of this contract and each anniversary of the effective date under this Agreement. One quarter (1/4) of each Incentive Stock Options grant shall vest every quarter. One hundred percent (100%) of each Incentive Stock Options grant shall vest, upon the death, disability, retirement, or involuntary termination by the company of the Employee. The price of the warrants shall be set at the lowest closing price in the preceding quarter of the grant. The term of the warrants shall be 10 years from the issuance date. The Warrants shall also contain a "cashless exercise" feature, a "reload" feature, and "piggyback registration" rights.

         4.4 Retirement Benefits. Company shall provide Executive with the opportunity to participate in all of Company's qualified defined benefit and defined contribution retirement plans, subject to the eligibility and participation requirements of such plans.

         4.5      Employee Benefits.
                  -----------------

                  (a) The Company shall, at its expense, provide Executive and his immediate family with comprehensive medical insurance coverage at least comparable to the coverage provided to the Company's other executive officers, provided that Executive shall bear the cost of coverage for any dependents. The Company shall also maintain Directors and Officers (D&O) insurance, which shall cover Executive with reasonable coverages and policy limits.

                  (b) During the term of this Agreement, and as otherwise provided within the provisions of each of the respective plans, Company shall provide Executive all benefits to which other executives and employees of Company are generally entitled to receive, as commensurate with Executive's position. Such benefits shall include, but not be limited to, group term life insurance, travel insurance, dental insurance, vision insurance, and short-term and long-term disability coverage. Executive shall likewise participate in any additional benefits as may be established during the term of this Agreement, by standard written policy of Company.

         4.6 Vacation. Executive shall receive three (3) weeks paid vacation each year, which shall be taken in accordance with the Company's vacation policy. Executive shall also receive all the paid holidays observed by the Company and any other paid absence days established by Company policy.

         4.7 Perquisites. Company shall provide Executive, at Company's cost, all perquisites to which other executives of Company are entitled to receive in accordance with Company policy. Such perquisites, if established, shall include, but not be limited to, coverage of cost for auto allowance, cellular telephone, and pager.

         4.8 Expenses. Company shall pay, or reimburse Executive, for all ordinary and necessary expenses, in reasonable amounts, which Executive incurs in performing his duties under this Agreement, including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees and expenses associated with membership in various professional business and civic associations and societies of which Executive's participation is in the best interests of Company, subject, however, to any limitations, rules and procedures adopted by Company and which are applicable to executives generally.

         4.9 Indemnification. The Company shall indemnify Executive, to the maximum extent then permitted by applicable law, from and against any and all claims, actions, suits, losses, fines, judgments, interest, costs and expenses (including without limitation actual attorney's fees and disbursements) arising out of or relating to Executive's actions or omissions as an officer, director (if ever applicable) or employee of the Company and/or any affiliate of the Company and/or as a trustee or fiduciary of any plan, trust or other program established by the Company. This Section 4.9 shall survive termination or expiration of this Agreement.

5.       Termination and Compensation Upon Termination.
         ---------------------------------------------

         5.1      Notice and Date of Termination

                  (a) Any termination of Executive's Employment by Company or Executive shall be communicated by a written notice to the other party (the "Notice of Termination"). The Notice of Termination shall indicate the specific termination provision in this Agreement that is applicable and is being relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employment under the provision so indicated.

                  (b)      "Date of Termination" shall mean:
         (i) In the case of termination under sections 5.2 (retirement) or 5.3 (death), the date of retirement or death, as may be applicable.

         (ii) In the case of termination initiated by the Executive under section 5.5 (voluntary resignation) or 5.8 (termination for Good Reason), the date specified in the applicable Notice of Termination, or such earlier date, if any, determined by the Company.

         (iii) In all other situations, the date specified in the applicable Notice of Termination.

         5.2.     Termination Due to Retirement.
                  -----------------------------

                  (a) In the event Executive's employment is terminated, while this Agreement is in force, by reason of Normal Retirement (as defined under the then established rules of Company's tax-qualified retirement plan), Executive's benefits shall be determined in accordance with Company's retirement, survivor's benefits, insurance and other applicable programs then in effect.

                  (b) Upon the effective date of such termination, Company shall continue and pay to Executive his full Base Salary, at the rate then in effect as provided in section 4.1 herein, through the life of this contract, to the retiree, as if the Executive had not retired. Company's obligation to pay and provide to executive the Base Salary as provided for in section 4.1 shall thereafter expire and, with the exception of the any covenants which by their terms survive termination, Company and Executive thereafter shall have no further obligations under this Agreement. The Executive shall receive all other benefits and shall immediately become one hundred percent (100%) vested to, including, but not limited to, the retirement benefits and options as described in section 4 herein.

         5.3 Termination Due to Death. In the event of Executive's death during the term of this Agreement, or during any period of Disability (as defined herein) during which Executive is receiving compensation pursuant to section 5.4 herein, Company shall pay to Executive's beneficiary as so designated by Executive during his lifetime, or to his estate, as appropriate, all benefits to which Executive had a vested right pursuant to this Agreement, including, but not limited to, the retirement benefits described in section 4.4 above. In addition, One hundred percent (100%) of each Incentive Stock Options grant shall vest, upon the death of the Employee described in section 4.3 above and section 6.6(e) below. Company's obligation to pay and provide Compensation as provided for in section 4 above shall continue and be paid through the life of this contract, to the deceased estate, as if the Executive had not died.

         5.4      Termination Due to Disability.
                  -----------------------------

                  (a) In the event Executive becomes Disabled during the term of this Agreement and is, therefore, unable to perform his duties under this Agreement for a period of more than 90 calendar days in the aggregate, during any period of 150 consecutive days, or in the event of the Board's reasonable, good faith determination that Executive's Disability is likely to last for more than a period of 120 consecutive calendar days, Company shall have the right to terminate Executive's active Employment upon the delivery to Executive of a Notice of Termination stating Company's intent to terminate for Disability at least 30 calendar days prior to the effective date of such termination.

                  (b) Upon the Date of Termination (as defined by section 5.1), Company shall pay to Executive his full Base Salary, at the rate then in effect, as provided in section 4.1 herein, through the term of this contract. Company's obligation to pay and provide Compensations in section 4 above shall not expire, however, Executive shall receive all rights and benefits and immediately become one hundred percent (100%) vested, including, but not limited to, short and long-term disability benefits, retirement benefits and options as described herein.

                  (c) The term "Disability" shall mean, for all purposes of this Agreement, the incapacity of Executive due to injury, illness, disease, or bodily or mental infirmity, to engage in the performance of substantially all of the usual duties of employment with Company as contemplated by section 2 herein, such Disability to be determined by the Board of Directors of Company upon receipt of and reliance on competent medical advice from one or more individuals, selected by the Board, who are qualified to give such professional medical advice.

         5.5      Voluntary Termination by Executive.
                  ----------------------------------

                  (a) This section is applicable only to the voluntary resignation by Executive, as opposed to resignation arising in the context of "Termination for Good Reason," which is governed by section 5.8, below.

                  (b) Executive may terminate this Agreement at any time by giving the Board of Directors of Company a Notice of Termination. The termination shall automatically become effective upon the expiration of the period of notice specified, or at anytime sooner at the discretion of Company. During such notice period Company shall make no changes adverse to Executive with respect to his compensation, benefits and perquisites in effect as of the time such notice was given, and upon such termination, Company shall pay to Executive all compensation due through the date of termination. Thereafter, Executive shall retain all benefits which vested prior to termination in accordance with the rules and procedures then in effect with respect to vesting, including, without limitation all vested retirement benefits, insurance, options, warrants and deferred compensation benefits. Otherwise, with the exception of the any covenants, which by their terms survive termination, Executive and Company shall thereafter have no further obligations under this Agreement.

         5.6      Involuntary Termination by Company.
                  ----------------------------------

                  (a) Company may terminate Executive's Employment at any time for any reason other than death, Disability, Retirement, or for Cause (as defined in section 5.7), by giving Executive a Notice of Termination.

                  (b) Upon the Notice of Date of Termination, Company shall pay to Executive his Base Salary through the next anniversary of the effective date under this agreement, plus immediately vest one hundred percent (100%) all other benefits to which Executive has at the time.

                  (c) In the event of termination pursuant to this section 5.6, Executive shall be entitled to the "Severance Payment" (as defined in section 6.5) and "Additional Benefits" provided for in section 6.6.

                  (d) With the exception of the payments and benefits described in this section 5.6, and any covenants which by their terms survive termination, Company and Executive thereafter shall have no further obligations under this Agreement and the agreement of Section 8 "Non-Competition" shall be terminated.

         5.7      Termination for Cause.
                  ---------------------

                  (a) The Company may, at any time, discharge Executive "for Cause," whereupon his employment shall terminate in accordance with the Company's Notice of Termination. As used in this Agreement, the term "Cause" shall mean, (i) the conviction of any crime that results in imprisonment without the option of a fine, (ii) the continuing material non-observance or the material breach by Executive of any of the material provisions of this Agreement after due written notice to Executive from the Board specifying with particularity the nature of such non-observance or breach.

                  (b) In the event of termination for Cause, Company shall pay Executive his full Base Salary and accrued vacation time though the Date of Termination, plus all other benefits to which Executive has a vested right at the time. With the exception of any covenants, which by their terms survive termination, Company and Executive shall thereafter have no further obligations under this Agreement.

         5.8      Termination for Good Reason.
                  ---------------------------

                  (a) Executive may terminate this Agreement at any time for "Good Reason," by giving the Board a Notice of Termination stating such intent to terminate. "Good Reason" shall mean, without Executive's prior written consent, the occurrence of any one or more of the following:

         (i) Failure by the Company to honor any of its material obligations under this Agreement; or

         (ii) Any purported termination by the Company of Executive's Employment that is not effected pursuant to a Notice of Termination as required by 5.1 and, for purposes of this Agreement, no such purported termination shall be effective; or

         (iii) Failure to elect or reelect or otherwise to maintain Executive to or in the office or the position in the Company that Executive held as of the date hereof; or

         (iv) Executive's overall compensation or perquisites are reduced or adversely modified in any material respect, or Executive's authority or duties are materially changed, in either case without the prior and voluntary written consent of Executive, which change is not fully remedied within ten (10) calendar days after receipt by the Company of written notice from Executive identifying such change(s). For purposes of this Agreement, Executive's authority or duties shall be conclusively considered to have been "materially changed" if, without Executive's express and voluntary written consent, there is any substantial diminution or adverse modification in Executive's title, status, overall position, responsibilities, reporting relationship, general working environment (including without limitation secretarial and staff support, offices, and frequency and mode of travel); or

         (v) A change in circumstances significantly affecting Executive's position, including without limitation a change in the scope of the business or other activities for which he was responsible as of the Effective Date of this Agreement, and, as a result thereof, Executive has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in any of the authorities, powers, functions, responsibilities or duties attached to the position held by Executive as of the date hereof, which situation is not fully remedied within ten (10) calendar days after written notice to the Company from Executive of such determination, or

         (vi) Company's requiring Executive to be based more than 50 miles from the location of his principal residence at that time.

                  (c) In the event of termination pursuant to this section 5.8, Executive shall be entitled to the "Severance Payment" (as defined in section 6.5) and "Additional Benefits" provided for in section 6.6.

                  (d) With the exception of the payments and benefits described in this section 5.8, and any covenants, which by their terms survive termination, Company and Executive thereafter shall have no further obligations under this Agreement.

6.       Change of Control

         6.1 Survival. The provisions of this Section 6 shall (i) survive this Agreement and shall continue one (1) day past termination of Executive's employment, and (ii) only become effective upon a "Change in Control," as defined below. No termination or expiration of this Agreement shall limit, alter, or otherwise affect Executive's continuing rights hereunder with respect to the benefits and rights afforded to his as provided herein.

         6.2      Background.
                  ----------

                  (a) The Company believes that because of its position in the industry, financial resources, and historical operating results there is a possibility that the Company may become the subject of a Change in Control (as defined below), either now or at some time in the future.

                  (b) The Company believes that it is in the best interest of the Company and its shareholders to foster Executive's objectivity in making decisions with respect to any pending or threatened Change in Control of the Company and to assure that the Company will have the continued dedication and availability of Executive, notwithstanding the possibility, threat or occurrence of a Change in Control. The Company believes that these goals can best be accomplished by alleviating certain of the risks and uncertainties with regard to Executive's financial and professional security that would be created by a pending or threatened Change in Control and that inevitably would distract Executive and could impair his ability to objectively perform his duties for and on behalf of the Company.

                  (c) Accordingly, the Company believes that it is appropriate and in the best interest of the Company and its shareholders to provide to Executive compensation arrangements upon a Change in Control that lessens Executive's financial risks and uncertainties and that are reasonably competitive with those of other corporations. With these and other considerations in mind, the Board has authorized the Company to enter into these arrangements with Executive to provide the protections set forth herein following a Change in Control.

         6.3 Change in Control. As used in this Agreement, the phrase "Change in Control" shall mean:


                  (a) Except as provided by Paragraph (c) hereof, the acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company; or

                  (b) Individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Company (as of the Effective Date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by the Company's shareholders, is or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                  (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company with any other person, entity, or corporation, other than:

         (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than eighty five percent (85%) of the combined voting power of the securities entitled to vote generally in the election of directors of the Company or such other entity outstanding immediately after such merger or consolidation, or

         (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person, entity or group (other than any employee benefit plan of any of the Company) acquires beneficial ownership of twenty percent (20%) or more of the combined voting power of the securities entitled to vote generally in the election of directors of the Company outstanding immediately after such merger or consolidation; or

                  (d) Approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of such Company's assets.

         6.4 Qualifying Termination. If Executive's Employment is terminated within thirty-six (36) months following a Change of Control for any reason other than retirement, death, and disability or for Cause, such termination shall constitute a "Qualifying Termination." In the event of a Qualifying Termination, the Company shall be obligated to make the "Severance Payment" to Executive provided for in section 6.5 and provide the "Additional Benefits" described in section 6.6

         6.5      Severance Payment.

                  (a) For purposes of this Agreement, the "Severance Payment" shall equal 299% of Executive's "Compensation" (as defined below). Executive shall be entitled to receive the Severance Payment in a cash lump sum within five (5) calendar days after the later of Executive's Date of Termination or the date of the Change in Control.

                  (b) For purposes of this Agreement, Executive's "Compensation" shall equal the sum of (1) Executive's highest annual salary rate with the Company within the period starting as of the Effective Date, and ending on Executive's Date of Termination (the "Employment Period"), plus (2) the "Bonus Increment." The Bonus Increment shall equal the annualized average of all bonuses and incentive compensation payments including stock options paid or payable to Executive during the Employment Period under all of the Company's bonus and incentive compensation plans or arrangements, if any.

                  (c) Executive may, in his sole discretion, elect to receive the Severance Payment in equal annual installments over five (5) years (or such lesser number of years as Executive may elect). Such installments shall be paid to Executive on each anniversary of Executive's Date of Termination, beginning with the first such anniversary and continuing on each such anniversary thereafter until fully paid. Such election to receive the Severance Payment in installments may be made and/or revoked by Executive at any time before the termination of his employment by providing written notice to the Board of such election. Any such election by Executive to receive the Severance Payment in installments that has been made and not revoked before Executive's termination shall, effective the date of such termination, be irrevocable and binding on all parties hereto.

                  (d) In the event that at the time of Executive's Qualifying Termination there is not in effect an election by Executive to receive the Severance Payment in installments, such Severance Payment shall be paid to Executive in a single cash lump sum. In the event that Executive has made an appropriate election to receive the Severance Payment in annual installments, and Executive becomes entitled to such Severance Payment as provided in this Agreement, then such Severance Payment, to the extent at any time unpaid and/or deferred, shall be deemed to bear interest at the base or prime rate in effect from time to time as publicly announced by Bank of America NT&SA (the "Prime Rate"). Accrued interest shall be due and payable together with each annual installment of the Severance Payment.

         6.6      Additional Benefits.
                  -------------------

                  (a) In the event of a Qualifying Termination, the Company agrees and covenants that Executive and his dependents shall be entitled to continue to participate in all benefit programs which had been made available to Executive before the Qualifying Termination including without limitation, any and all medical insurance, dental insurance, vision insurance, life insurance, disability insurance, retirement and/or pension plans and other benefit programs of the Company and/or its affiliates. These programs shall be continued at no cost to Executive, except to the extent of Executive's income tax payable thereon because tax rules require the inclusion of the value of such benefits in Executive's income. The programs shall be continued in the same way and at the same level as immediately before the Qualifying Termination, and shall continue for the benefit of Executive for eighteen (18) months (the "Benefit Period"). In the event that participation in any such plan or program is barred or unavailable for any reason, the Company shall arrange to provide Executive, at the expense of the Company, with benefits substantially comparable to those which he was entitled to receive under such plans and programs as were in effect immediately prior to the time of the Qualifying Termination. The continuation of benefits provided for herein shall extend to the dependents of Executive as permitted by the applicable plans, provided that Executive shall continue to be responsible for the cost of any and all dependant coverage.

                  (b) In the event of a Qualifying Termination, Executive or his successors may, at the expense of the Company, utilize the reasonable services of accountants and attorneys of his or their choice for assistance in interpreting and enforcing this Agreement as well as for preparation of his tax returns for the year of the Qualifying Termination and for each other year all or any portion of which is included within the Benefit Period.

                  (c) In the event of a Qualifying Termination, Executive shall be entitled, at the expense of the Company, to "Automobile Benefits" during the entire term of the Benefit Period. For purposes hereof, "Automobile Benefits" shall include a $500 per month allowance to defray automobile expenses and costs.

                  (d) In the event any perquisite or benefit enjoyed by Executive or his dependents is reduced or eliminated within six (6) months before a Qualifying Termination, then for all purposes of this Agreement, the perquisite or benefit as was in effect prior to such reduction or elimination shall be deemed to have been in place immediately prior to the Date of Termination.

                  (e) In the event of a Qualifying Termination or Death of the Employee, all of Executive's unvested stock options and equity-based incentives shall immediately vest and be fully exercisable.

7.       Other Covenants of the Parties.
         ------------------------------

         7.1      Indemnification for Golden Parachute Excise Tax.
                  -----------------------------------------------

                  (a) In the event that it shall be determined that any payment, benefit or distribution provided, or to be provided, by the Company (or by any person whose actions result in a Change in Control or any person affiliated with the Company or such person) to or for the benefit of Executive under the terms of this Agreement, or under any other agreement, plan or arrangement with the Company (or with any person whose actions result in a Change in Control or any person affiliated with the Company or such person), would be subject to any excise tax imposed pursuant to Section 4999 of the Internal Revenue Code of 1976, as amended, or any comparable provision of state law (an "Excise Tax"), the Company agrees that it will promptly pay or cause to be paid to Executive, in addition to any other payments made or required to be made pursuant to the terms of this Agreement, an additional amount in cash (a "Gross-Up Payment") equal to the sum of (i) the amount of such Excise Tax plus (ii) all Attributable Taxes and Penalties. For purposes of this Agreement, "Attributable Taxes and Penalties" means all taxes, interest and penalties, including, without limitation, any federal, state and local income taxes and any Excise Taxes, which become payable by Executive as a result of the receipt of the Gross-Up Payment or the assessment of any Excise Tax against Executive. It is intended that under this provision the Company will indemnify Executive in such a manner that Executive shall not suffer any loss or expense due to the assessment of any Excise Tax or the reimbursement of Executive for payment of any such Excise Tax.

                  (b) In determining the amount of any Gross-Up Payment payable pursuant to Paragraph (i) above, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local taxes at the highest marginal rates of taxation for such year in the state and locality of Executive's residence. For such purposes, federal income taxes shall be determined net of the maximum reduction in such federal income taxes that could be obtained from the deduction of such state and local taxes.

                  (c) Within 30 days after Executive's Date of Termination, a mutually agreed upon nationally recognized accounting firm (the "Accounting Firm"), shall make a determination as to whether any Excise Tax should be reported and paid by Executive for any period or periods by reason of any payment, benefit or distribution under this Agreement or under any other agreement, plan or arrangement with the Company (or with any person whose actions result in a Change in Control or any person affiliated with the Company or such person). If the Accounting Firm determines that any Excise Tax should be reported and paid by Executive, the Accounting Firm shall also determine the amount of such Excise Tax and the amount of the Gross-Up Payment required to be paid to Executive by the Company with respect to such Excise Tax. In such event, the Company shall, within five (5) business days after such determination, pay or cause to be paid to Executive the amount of the Gross-Up Payment with respect to the Excise Tax as determined by the Accounting Firm, and Executive shall report and pay the Excise Tax as so determined. If the Accounting Firm determines that no Excise Tax should be reported and paid by Executive, it shall furnish Executive with its opinion that there is substantial authority not to report any Excise Tax, and Executive shall prepare and file his tax returns in accordance with such advice until such time as the Internal Revenue Service (the "IRS") or any applicable state taxing authority shall notify Executive that such manner of reporting is improper. The Company shall be responsible for all fees and expenses connected with the determinations by the Accounting Firm pursuant to this Paragraph 7.1.

                  (d) In the event that Executive is at any time required to pay any Excise Tax (or any interest or penalties with respect to any Excise Tax) in addition to any amount determined pursuant to Paragraph 7.1 (c) by reason of any payment, benefit or distribution under this Agreement or under any other agreement, plan or arrangement with the Company (or with any person whose actions result in a Change in Control or any person affiliated with the Company or such person), within five (5) business days after Executive notifies the Company of such required additional Excise Tax (or additional interest or penalties) the Company shall pay or cause to be paid to Executive a Gross-Up Payment determined with respect to such additional Excise Tax (and any such additional interest and penalties). In the event that Executive receives any refund of any Excise Tax with respect to which Executive has previously received a Gross-Up Payment hereunder, Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

                  (e) Executive agrees to notify the Company in a timely manner in the event of any audit or other proceeding by the IRS or any state taxing authority in which the IRS or the state taxing authority asserts that any Excise Tax should be assessed against Executive and to cooperate with the Company (at the Company's sole cost and expense) in contesting any such proposed assessment with respect to such Excise Tax (a "Proposed Assessment"). Executive agrees not to settle any Proposed Assessment without the consent of the Company. If, however, Executive's tax liability for any year cannot be finally resolved principally by reason of a failure to settle a Proposed Assessment, Executive may demand that the Company settle the Proposed Assessment. If the Company does not settle the Proposed Assessment, or does not consent to allow Executive to settle the Proposed Assessment, within ten (10) days following such demand, the Company shall indemnify and hold harmless Executive (i) with respect to any additional interest and/or penalties that Executive is required to pay by reason of the delay in finally resolving Executive's tax liability and (ii) with respect to any taxes, interest and penalties that Executive is required to pay by reason of any indemnification payment under this Paragraph.

         7.2 Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the date of any termination shall be payable in accordance with such plan or program except as otherwise provided herein.

         7.3.     Intellectual Property Rights.
                  -----------------------------

                  (a) Executive shall promptly and fully inform Company of, and disclose to Company, any and all ideas, concepts, themes, inventions, designs, creations, improvements and discoveries that he makes during the term of this Agreement, whether individually or jointly in collaboration with others, which are, at the time any such item is conceived or reduced to practice, related to Company's business or to actual or demonstrably anticipated research or development of Company, or which result from any work performed by Executive for Company.

                  (b) Executive agrees that any and all ideas, concepts, themes, inventions, designs, creations, improvements or discoveries conceived, developed or written by Executive either individually, or jointly in collaboration with others, which are related to Company's business, whether patentable or unpatentable or copyrightable or uncopyrightable, shall belong to and be the sole and exclusive property of Company.

                  (c) Executive shall assist Company in obtaining patents or copyright registration on such intellectual properties an execute all documents and do all things necessary to enable Company to obtain and enforce full an exclusive title to such properties which are related to Company's business.

8. Non-Competition. The Employee agrees that he will not, jointly or collectively as a participant in a partnership, sole proprietorship, corporation or other entity, or as an operator, investor, shareholder, partner, director, employee, consultant, manager, advisor or in any other capacity whatsoever, either directly or indirectly, during the term of this Agreement, do any of the following: (i) establish or pursue, directly or indirectly, the same or similar business as that of the Employer wherever pursued by Employer; or (ii) directly or indirectly request or advise any past, present or future customers or suppliers of the Employer to withdraw, curtail or cancel any of their business or other relationships. Further, he agrees that the restrictions contained herein are reasonable restraints upon the Employee and any violation of the terms of this Section could have a substantial detrimental effect on Employer. Employee has carefully considered the nature and extent of the restrictions imposed hereunder and the rights and remedies conferred upon Employer under the provisions of this Section, and hereby acknowledges and agrees that same are reasonable in time and territory, are designed to eliminate competition which would otherwise be unfair to Employer, do not stifle the Employee's inherent skill and experience, would not operate as a bar to the Employee's sole means of support, are fully required to protect the legitimate interest of Employer and do not confer a benefit upon Employer disproportionate to the detriment of Employee. Any damages resulting from violation of any of the covenants contained in this Section will be difficult to ascertain and for that reason agree that Employer shall be entitled to an injunction from any court of competent jurisdiction restraining any violation of any or all of this Section, either directly or indirectly, and such right to injunction shall be in addition to whatever other remedies Employer may have. The parties acknowledge that this Section has been called to the parties' attention and the parties understand it is a material covenant and that without this Section this Agreement, and all documents executed pursuant hereto, would not have been entered into by Employer. It is hereby further recognized and agreed that this Section, the prevailing party shall be entitled to recover any and all reasonable attorneys' fees and other costs of litigation, through appeals; if any provision of this
Section is held to be unenforceable, such enforcement term of immediately lesser effect shall be substituted. Employee has had access to certain valuable information concerning the Employer including, without limitation, contracts, business plans, customer, employee and supplies lists, trade secrets, financial performance and prospects, and therefore agrees that any and all such information, even though it may have been contributed, developed or acquired by Employee, will become the exclusive property of Employer and Employee will not directly or indirectly disclose any such information, unless necessary and pursuant to this Agreement.

The following are exceptions to this Section and shall control: (i) no confidentiality shall apply to the extent the Employee determines to share such confidential information with Employee's legal counsel or use same in any dispute of litigation with Employer, and (ii) this Section shall be null and void if this Agreement is terminated by Employee other than a Voluntary Termination by Employee.

9.       General Provisions.
         ------------------

         9.1 Gender. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

         9.2 No Assignment. Neither party may assign this Agreement without the prior written consent of the other.

         9.3 Complete Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous oral and written agreements and all contemporaneous oral negotiations, commitments, writings, and understandings.

         9.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada.

         9.6 Modifications and Waivers. No waiver or modification of this Agreement shall be binding unless it is in a writing signed by both parties hereto.

         9.7 Severability. In the event any provision or provisions of this Agreement is or are to be held invalid, the remaining provisions of this Agreement shall not be affected thereby.

         9.8 Legal Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach or default in connection with this Agreement, the successful or prevailing party shall be entitled to recover all of its costs incurred in such action or proceeding, including without limitation its actual attorneys' fees and disbursements, in addition to any other relief to which it may be entitled.

         9.9 Notices. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, or mailed by certified or registered United States mail to, the party to be charged with receipt hereof. Notices and other communications served by mail shall be deemed given hereunder seventy-two (72) hours after deposit of such notice or communication in the United States Post Office as certified or registered mail with postage prepaid and duly addressed to the receiving party as follows, or at such other address as such party has designated in a written notice given as provided herein:

To Company:                                          To Executive:
         Samaritan Pharmaceuticals, Inc              Eugene Boyle
            101 Convention Center Drive              101 Convention Center Drive
            Suite 310                                Suite 310
            Las Vegas, Nevada 89109                  Las Vegas, Nevada 89109

         9.10 Construction. The language of this Agreement shall be construed simply and according to its fair meaning, and any indefinite or ambiguous language shall be construed for the employee and against the company.

         9.11 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or an alleged breach of this Agreement, shall be settled by arbitration administered by the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in the District Court in and for Clark County, Nevada. In case of a dispute, any party may commence arbitration by giving written notice to the others of its desire to do so. Each party hereto agrees that service of process for an arbitration proceeding will be deemed completed when a notice of another party's desire to arbitrate is received by such party. Each party hereby agrees that any such arbitration shall be held in Las Vegas, Nevada and consents to the jurisdiction of the District Court in and for Clark County for entering of any judgment. The arbitrator shall have authority equal to that of a District Court Judge to grant equitable relief in an action pending in Clark County District Court in which all parties have appeared. Judgment upon the Arbitrator's award may be entered as if after trial in accordance with Nevada law. Should any party fail to pay fees as required, any other party may advance the same and shall be entitled to a judgment from the arbitrator in the amount of such fees plus interest. Any award issued by the arbitrator shall bear interest at the judgment rate in effect in the State of Nevada from the date determined by the arbitrator.

         9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, even though the parties do not sign the same counterpart.

IN WITNESS WHEREOF the parties hereto do hereby execute and make effective this Agreement as of the Effective Date.

COMPANY:                                             EXECUTIVE:

By: /s/ Cynthia Thompson
Name: Cynthia Thompson                               By:/s/ Eugene Boyle
                                                     -----------------
Title: Director                                   Name: Eugene Boyle
                                                  Title: Chief Financial Officer
By: /s/ Welter Holden
Name: Welter Holden
Title: Director

By: /s/ Brian Sullivan
Name: Brian Sullivan
Title: Director

                             STOCK OPTION AGREEMENT

                  THIS STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of the date of grant, set forth below, by and between Samaritan Pharmaceuticals, Inc., a Nevada corporation (the "Company"), and the optionee named below ("Optionee"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Samaritan Pharmaceuticals, Inc. 2001 Stock Incentive Plan (the "Plan").

Optionee:                  Eugene J Boyle
Social Security Number:    _______________
Address:                   101 Convention Center Drive Ste 310
                           Las Vegas, NV 89109
Total Option Shares:       _______________
Exercise Price per Share:  _______________
Date of Grant:             _______________
First Vesting Date:        _______________
Expiration Date for Exercise of Options:
                           ---------------
                       (Ten Years from the Date of Grant)
Type of Stock Option:
(Check one):                        [  ] Incentive Stock Option
                                    [  ] Statutory Stock Option
                                    [  ] Non-Qualified Option

         1. Grant of Option. The Company hereby grants to Optionee an option (the "Option") to purchase the total number of shares of Common Stock of the Company (Total Option Shares) set forth above (abbreviated as the "Shares") at the Exercise Price Per Share set forth above (abbreviated as the "Exercise Price"), subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, the Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and any future amendments to the ("Code").

         2. Exercise Price. The Exercise Price, which is not less than the fair market value per share of Common Stock on the date of grant, as determined by the Board; provided, however, in the event Optionee is an Employee and owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary corporations immediately before this Option is granted, then said Exercise Price shall be adjusted to be not less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant with the adjustment to be as determined by the Board.

         3. Exercise of Option. This Option shall be exercisable during its term in accordance with the following:

                  (i)      Vesting

         This Option shall not become exercisable as to any of the number of the Shares as follows (check one):

[ ] Four Year Vesting: Until the date that is one (1) year from the date of grant of the Option (the "Anniversary Date"). On the Anniversary Date, this Option may be exercised to the extent of 25% of the Shares. Upon the expiration of each calendar month from the Anniversary Date, this Option may be exercised to the extent of the product of (a) the total number of Shares set forth at the beginning of this Agreement and (b) the fraction the numerator of which is one
(1) and the denominator of which is forty-eight (48) (the "Monthly Vesting Amount"), plus the shares as to which the right to exercise the Option had previously accrued but had not been exercised; provided, however, that notwithstanding any of the above, the 25% exercisable on the Anniversary Date and the Monthly Vesting Amount with respect to any calendar month shall become exercisable only if the Employee was an employee of the Company or any Subsidiary of the Company as of the Anniversary Date and the last day of such month, respectively. Any time the Optionee is on leave or is absent from performing services for the Company shall not be counted towards the vesting period provided herein.

[  ]     Alternate Vesting Schedule:  As follows:
         --------------------------

         ______%                                     ________________Date

                  (ii) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the President, Secretary or Chief Financial Officer of the Company at the address of the Company. The written notice shall be accompanied by payment of the exercise price unless otherwise provided herein.

                  No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares unless otherwise provided by law.

         4. Optionee's Representations. By receipt of this Option, by its execution, and by its exercise in whole or in part, Optionee represents to the Company that Optionee understands that:

                  (i) Both this Option and any Shares purchased upon its exercise are securities, the issuance by the Company of which requires compliance with Federal and state securities laws;

                  (ii)     These   securities  are  made  available  to Optionee
only on the condition that Optionee makes the representations contained in this Section to the Company;

                  (iii) Optionee has made a reasonable investigation of the affairs of the Company sufficient to be well informed as to the rights and the value, if any, of these securities;

                  (iv) Optionee understands that the securities have not been registered under the Securities Act of 1933, as amended (the "Act") in reliance upon one or more specific exemptions contained in the Act, which may include reliance on Rule 701 promulgated under the Act, if available, or which may depend upon (a) Optionee's bona fide investment intention in acquiring these securities; (b) Optionee's intention to hold these securities in compliance with Federal and state securities laws; (c) Optionee having no present intention of selling or transferring any part thereof (recognizing that the Option is not transferable) in violation of applicable Federal and state securities laws; and
(d) there being certain restrictions on transfer of the Shares subject to the Option;

                  (v) Optionee understands that the Shares subject to this Option, in addition to other restrictions on transfer, must be held indefinitely unless subsequently registered under the Act, or unless an exemption from registration is available; that Rule 144, the usual exemption from registration, is only available after the satisfaction of certain holding periods and in the presence of a public market for the Shares and subject to other provisions; that there is no certainty that a public market for the Shares will exist, and that otherwise it will be necessary that the Shares be sold pursuant to another exemption from registration which may be difficult to satisfy; and

                  (vi) Optionee understands that the certificate representing the Shares will bear a legend prohibiting their transfer in the absence of their registration or the opinion of counsel for the Company that registration is not required, and a legend prohibiting their transfer in compliance with applicable state securities laws unless otherwise exempted.

         5. Method of Payment. Payment of the purchase price shall be made by cash, check, promissory notes or other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate purchase price of the Shares being purchased.

         6. Termination of Status as an Employee. In the event of termination of Optionee's continuous status as an Employee for any reason other than death or disability, The Company will use all means available under the Code to keep the options designated as an ISO. If the option is unable to keep it designation as an ISO than option shall automatically convert into a non-qualified stock option.

         7. Disability of Optionee. In the event of termination of Optionee's continuous status as an Employee as a result of Optionee's disability, The Company will use all means available under the Code to keep the options designated as an ISO. If the option is unable to keep it designation as an ISO than option shall automatically convert into a non-qualified stock option.

         8. Death of Optionee. In the event of the death of Optionee, the Company will use all means available under the Code to keep the options designated as an ISO. If the option is unable to keep it designation as an ISO than option shall automatically convert into a non-qualified stock option.

         9. Non-Transferability of Option. If the Option is intended to qualify as an incentive stock option, it may be transferred in any manner allowed under the Code to keep the options designated as an ISO. If the Option has a disqualifying disposition or is converted into a non-qualified option, it may be transferred in any manner without restriction.

         10. Term of Option. This Option shall have a term of (10) ten years from the date of grant of this Option.

         11. Severability; Construction. In the event that any provision in this Option shall be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Option. This Option shall be construed as to its fair meaning and not for or against either party.

         12. Damages. The parties agree that any violation of this Option (other than a default in the payment of money) can be compensated for by damages, and any aggrieved party shall have the right, and is hereby granted the privilege, of obtaining specific performance of this Option in any court of competent jurisdiction in the event of any breach hereunder.

         13. Governing Law. This Option shall be deemed to be made under and governed by and construed in accordance with the laws of the State of Nevada. Jurisdiction for any disputes hereunder shall be a court of competent jurisdiction solely in Las Vegas, Nevada.

         14. Delay. No delay or failure on the part of the Company or the Optionee in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

         15.      Other Restrictions.  None.
                  ------------------

         16. Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter, and supersedes all other prior or contemporaneous agreements and understandings both oral or written; subject, however, that in the event of any conflict between this Agreement and the Plan, the Plan shall govern. This Agreement may only be amended in a writing signed by the Company and the Optionee. At the request of the optionee, if there is any provision that can be change to avoid a disqualifying disposition, the company shall be obligated to make the change in the agreement.

         17. Privileges of Stock Ownership. Participant shall not have any of the rights of a shareholder with respect to any Shares until Optionee exercises the Option and pay the Exercise Price.

         18. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to tome to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by fax.

19.  Other Provisions Specifically Applicable to Option.
     --------------------------------------------------

                  (i)  "Cashless" Exercise.

Notwithstanding any provisions herein to the contrary, the Holder may, by providing notice thereof to the Company along with the Warrant Exercise Form, elect to exercise the Warrant for a number of Warrant Shares determined in accordance with the following formula:

X = Y- [Y *(A/B)]

Where:

X = The number of Warrant Shares to be issued to the Holder.
Y = The number of Warrant Shares purchasable under this Warrant (at the date of such exercise).
A = The fair market value of one share of Common Stock (or other security for which the Warrant is then exercisable at the date of such exercise).
B = Exercise Price (as adjusted to the date of such exercise).

For purposes of this Section, the "fair market value" per share shall be the closing sale price of the Common Stock for the one Trading Day immediately prior to the notice of exercise of the Warrant.

                  (ii) "Reload" Feature.
                       ----------------

Upon an exercise of this Option by the Optionee in accordance with its terms, the Optionee will be given additional options to purchase additional shares (in addition to the remaining unexercised options subject to this Option) equal to the number of shares so purchased (without regard to any cashless exercise feature) by the exercise with the following to apply: all terms for such additional Options will be the same as this Option but: the Exercise Price will be equal to the fair market price of the common stock of the Company as on the date of the previous option exercise.

                  (iii) Piggyback Registration Rights.
                        -----------------------------

Whenever Company proposes to register any Common Stock for Company's own or others' account under the Securities Act of 1933, as amended, for a public offering for cash, other than a registration relating to employee or consultant benefit plans, Company shall give Optionee each prompt written notice of Company's intent to do so. Upon the written request of such Option holder given within thirty (30) days after receipt of such notice, Company will use Company's best efforts to cause to be included in such registration all of the remaining Shares subject to the Option, and that may become subject to the Option as additional Options as provided immediately above, (all such Shares being called "Registrable Securities") that such holder requests to be registered. If Company is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement that the number of shares to be sold pursuant to such registration statement is greater than the number of such shares that can be offered without adversely affecting the offering, then Company shall reduce pro rata the number of shares offered for the accounts of holders of Options under the Plan (based upon the number of shares proposed to be sold pursuant to such registration statement by each such holder) to a number deemed satisfactory by such managing underwriter. In the event of such a limitation, shares of persons not having registration rights will not be included in the registration unless all Registrable Securities requested to be included in the registration have been included. Optionee shall cooperate in supplying information if so requested as part of such registration.

Deferred Compensation Election

If the option has a disqualifying disposition under the Code or if the option is converted into a non-qualified stock option, then the option holder may elect not to receive the shares when he or she exercises but to have them held by the company the trust under Samaritan Pharmaceuticals Executive Benefit Plan, i.e., the company's rabbi trust.

DATE OF GRANT: ____________________


         Samaritan Pharmaceuticals, Inc.


         By: ___________________________

                                                   __________________________
                                                   CEO, Chairman of the Board


                        Eugene Boyle Employment Contract
                                  Amendment 1

The "Effective Date" is amended to read June 16, 2000

Section 4.1 is amended to read:

 4.1. Base Salary. (INSERT) The amount of unpaid salary may be paid and mandated only upon determination by the Employee and not by the Employer, at any time, in stock or converted to shares of Common Stock of the Company. The amount of stock issued shall equal to the amount due divided by the lower of the following two numbers:
1) the lowest close price of the stock quoted on the exchange or medium where the stock is trading, for the period for which the salary has been earned divided by one minus the current discount rate for restricted stock offered by the company (1- Rdiscount); Or 2) the closing price of the stock quoted on the exchange or medium where the stock is trading on the date of conversion of cash into stock Additionally, prior to (END INSERT).


/s/ Brian Sullivan                          /s/ Cynthia Thompson
Brian Sullivan                                  Cynthia Thompson
Director                                        Director
Samaritan Pharmaceuticals, Inc.                 Samaritan Pharmaceuticals, Inc.


/s/ Budd Holden
Budd Holden
Director
Samaritan Pharmaceuticals, Inc.